                                                                   Exhibit 10.12


Dated JUNE 24, 1996
-------------------


ALFA WASSERMANN S.p.A

-and-

SALIX PHARMACEUTICALS. INC.



LICENCE AGREEMENT



Hewitson Becke Shaw
First Floor
Stuart House
City Road
Peterborough
PEI IQF

Hewitson Becke+Shaw
SOLICITORS


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Article 1  - RECITALS.................................................... 1
Article 2  - DEFINITIONS................................................. 1
Article 3  - LICENSE TO MANUFACTURE AND SELL THE PRODUCTS................ 4
Article 4  - SUPPLY OF INFORMATION AND ASSISTANCE........................ 7
Article 5  - SUPPLY OF COMPOUND.......................................... 8
Article 6  - CONSIDERATION............................................... 8
Article 7  - DEVELOPMENT. REGULATORY APPROVALS AND MARKETING.............10
Article 8  - MARKETING...................................................13
Article 9  - COMMENCEMENT AND DURATION...................................14
Article 10 - TRADEMARK...................................................15
Article 11 - INDUSTRIAL PROPERTY RIGHTS..................................15
Article 12 - DEVELOPMENTS................................................15
Article 13 - CONFIDENTIALITY UNDERTAKING.................................17
Article 14 - PRODUCT LIABILITY - INDEMNIFICATION.........................18
Article 15 - NON COMPETITION.............................................19
Article 16 - FORCE MAJEURE...............................................19
Article 17 - TERMINATION OF THE AGREEMENT................................20
Article 18 - PERIOD SUBSEQUENT TO THE TERMINATION OF THE AGREEMENT.......21
Article 19 - ASSIGNABILITY...............................................21
Article 20 - ENTIRE AGREEMENT AND MODIFICATION...........................22
Article 21 - LANGUAGE AND GOVERNING LAW..................................22
Article 22 - WAIVER......................................................22
Article 23 - NOTICES.....................................................23
Article 24 - LITIGATION..................................................23

                               LICENCE AGREEMENT
                               -----------------

                                   BETWEEN:

     ALFA WASSERMANN S.p.A., a corporation organized and existing under the laws of Italy, with registered office at Contrada S. Emidio, 65020 Alanno (Pescara), Italy, represented herein by Mr. Andrea Golinelli, in his capacity as Int'l Gen. Manager (hereinafter "ALFA"); and SALIX PHARMACEUTICALS, INC. corporation organized and existing under the laws of California, United States of America, with registered office is at 3600 W. Bayshore Road, Suite 205, Palo Alto, California 94303, represented herein by Mr. Randy W. Hamilton in his capacity as President (hereinafter "SALIX")

WHEREAS

(A) ALFA has developed a Compound known as "rifaximin", and Products (hereinafter defined) which exhibit antibacterial activity and therefore can be used in the treatment of bacterial diseases;

(B) The Compound and/or the Products are the subject of patents and/or patent applications owned by ALFA ( the "Patents", as hereinafter defined);

(C) SALIX wishes to obtain from ALFA an exclusive licence to exploit the Patents and the Technology Rights (hereinafter defined) and to use the Compound in order to develop, make, have made, use, sell and have sold therapeutic products for the treatment of gastrointestinal and respiratory tract diseases and conditions (the "Products", as hereinafter defined) under the Trademark in the Territory (both hereinafter defined);

(D) ALFA is willing to grant SALIX such licence on the terms and conditions contained in this Agreement.

NOW THEREFORE, for and in consideration of the premises and the understandings herein contained, it is hereby agreed as follows;

Article I - RECITALS
--------------------

It is acknowledged and agreed that the recitals to this Agreement and the schedules and annexures to this Agreement form an integral part hereof and are expressly incorporated herein..

Article 2 - DEFINITIONS
-----------------------

The following words and expressions used in this Agreement shall have the following meanings:

"Affiliate(s)"                shall mean any corporation, joint-venture or
                              other entity which directly or indirectly controls, is controlled by or is under common control with a party to this Agreement. "Control" shall mean the possession of the power to direct or cause the direction of the management and policies of a person or business entity, whether through ownership of voting securities, by contract or otherwise;


"Compound"                    shall mean the raw material known as "rifaximin",
                              which is 2,7-(Epoxypentadeca [1,11,13]trienimino)
                              benzofuro [4,5-e]-pyrido[1,2-a]benzimidazole-
                              1,15(2H)-dione, 25-(acetyloxy)-5,6,21,23-
                              tetrahydroxy-27-methoxy-2,4,11,16,20,22,24,26-
                              octamethyl-,[2S-(2R*, 16Z,     18E,20R*,21R*,
                              22S*,23S*,24S*,25R*,26S*,27R*,28E)]-(Chemical
                              Abstract No. 80-621-81-4-together with all products analogs and isomers thereof and any improvements or developments to any of the foregoing owned by or controlled by or licensed to ALFA in respect thereof during the term of this Agreement.

"FDA" shall mean the United States Food and Drug Administration or any successor agency performing a similar function or an equivalent foreign regulatory agency (including without limitation, the Health Protection Branch in Canada);

"NDA" shall mean applications filed with the FDA requesting approval to market a new drug, including but not limited to New Drug Applications and Product License Applications (PLA), as applicable. As used herein, the term "NDA" is inter-changeable with the term "PLA" depending on the regulatory approval process applicable to the product under the provisions of the United States Code 21 CFR or any equivalent foreign regulatory provisions;

"Net Sales"                   shall mean the gross invoiced amount received by
                              SALIX (or any of its sub-licensees or
                              distributors) for
                              commercial sales to third parties (who shall not be Affiliates or distributors of SALIX or its Affiliates) of the Products in the Territory, net of all normal trade and cash discounts and net of all refunds, rebates, returns, transportation and insurance charges, sales, value added or other direct taxes charged on any invoice, customs duties and surcharges allowed to the purchasers as deductions from the purchase price of the Products or otherwise as specified on the invoice;

"Patents"                     shall mean the patents and/or patent applications
                              listed in Part I of the Schedule and any other patent rights in the Territory now existing or hereafter acquired by or licensed to ALFA pertaining to the subject matter of such patents and patent applications or otherwise to the Compound and/or the Product and any divisions, continuations and continuations-in-part of any such patents or patent rights and any patent granted in respect thereof for the full terms thereof including any reexaminations, renewals, extensions and reissues thereof and including any supplementary protection certificates;

"Products"                    shall mean those pharmaceutical products for human
                              use in the treatment and/or prevention of gastrointestinal and respiratory tract diseases and conditions containing the Compound as an active ingredient;

"Putting into Commerce"       shall mean the date of the first commercial
                              sale of Products to third parties (who shall not be Affiliates or Sublicensees or distributors of SALIX or its Affiliates) by or on behalf of SALIX or any sublicensees or distributors of SALIX or its Affiliates under the terms of this Agreement made in any part of the Territory after all relevant marketing and pricing approvals shall have been granted by the relevant regulatory authorities in respect of the Product in such part of the Territory;

"Schedule"                    shall mean the Schedule hereto, comprising Parts 1
                              to 4 thereof;

"Supply Agreement"            shall mean an agreement between the parties of
                              even date herewith relating to the supply of the Compound by ALFA to SALIX;

"Technology Rights"           shall mean all intellectual property and other
                              proprietary rights and all confidential
                              information and know-how pertaining to the Compound and/or the Products or otherwise to the Patents in any respect (including without limitation all improvements, inventions, derivatives, formulation data, specifications, manufacturing procedures and technology, technical information, know-how, trade secrets, pharmacology, toxicology and other preclinical data, clinical data, regulatory information and marketing data) within the possession or control of ALFA (whether developed by or licensed to ALFA)
                              (and all such rights and information within the possession or control of any other licensee of ALFA having rights in respect of the Compound or the Products) in existence as at the date hereof or arising during the term of this Agreement which are available to ALFA for the Territory.

"Territory"                   shall mean the United States (its territorial
                              possessions, territories and the Commonwealth of Puerto Rico) and Canada;

"Trademark"                   shall mean the trademark to be chosen and agreed
                              by the parties to be used by SALIX for the marketing of the Products in the Territory , such trademark to be registered and maintained by ALFA in its name under the terms of this Agreement;

"Valid Claim"                 shall mean a claim of an issued and unexpired
                              patent included within the Patents, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction unappealable or unappealed within the time allowed
                              Or appeal and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

Article 3 - LICENCE TO MANUFACTURE AND SELL THE PRODUCTS
--------------------------------------------------------

3.1 For good and valuable consideration set forth herein, ALFA hereby grants to SALIX and SALIX hereby accepts;

     3.1.1 an exclusive licence under the Patents and all Technology Rights to develop, make, have made, use, market, promote, sell and have sold Products within the Territory;

     3.1.2 a non exclusive Licence under the Patents and all Technology Rights (and under any similar rights existing outside the Territory) to manufacture and have manufactured on its behalf Products in any part of the world solely for use and sale within the Territory;

     3.1.3 an exclusive Licence to use and exploit the Trademark within the Territory in connection with the sale of the Products only;

     3.1.4 the right to sublicence to third parties and Affiliates all or any part of the rights granted under Articles 3.1.1, 3.1.2 and 3.1.3 above, under the provisions of Article 3.2.

Such Licences to be continuing and irrevocable, save only as expressly provided under the terms of this Agreement.

3.2 The right to sublicence granted under Article 3.1.4 shall be subject to the following terms:

     3.2.1 the terms of any such sublicence shall be in accordance with the terms of the Licence granted to SALIX hereunder and shall be subject to the prior approval of ALFA, such approval not to be unreasonably withheld or delayed;

     3.2.2 SALIX will be entitled to grant sublicences in each of the three indications selected under Article 7.1 only after the Products have been adequately developed and the relevant NDA has been filed with the FDA for each such indication.

     3.2.3 notwithstanding the appointment of any such sublicensee SALIX shall remain solely responsible to ALFA for the performance of its obligations under the terms hereof and for any breach of such obligations, whether such breach shall be caused by SALIX or any sublicensee.

     For be avoidance of doubt it is hereby acknowledged that the appointment by SALIX of any distributor for the Products within the Territory, of any manufacturer to manufacture the Products for and on behalf of SALIX or of any third party to assist in the development and approval of the Products shall not be deemed to constitute the appointment of any sublicensee or the sublicense by SALIX of any rights hereunder.

3.3 ALFA shall procure and maintain all export and other licences and permits required for the grant to SALIX of the rights and Licences granted under
     Article 3.1 and for the supply to SALIX of all documentation under Article 4 and shall comply with all other laws regulations and government directives relating to the grant of rights under the terms of this Agreement to ensure that SALIX shall be entitled to exercise the rights granted to it free of any restriction.

3.4  ALFA hereby represents, warrants and undertakes to SALIX;

     3.4.1 that it has full right and authority to grant the Licences contained in this Agreement and to perform its obligations hereunder;

     3.4.2 that the exercise by SALIX of the rights granted to it hereunder within the Territory shall not infringe the rights of any third party;

     3.4.3 that ALFA has not (and will not during the term of this Agreement) make any commitment or incur any obligation in conflict with the rights and Licences granted to SALIX hereunder;

     3.4.4 that ALFA is the sole legal and beneficial owner of the patents and patent applications set out in Part I of the Schedule and that Part I of the Schedule contains accurate details of all patents and patent applications existing in the Territory in respect of the Compound and/or the Products.

     3.4.5 that during the term of the Trademark Licence granted under Article
            3.1.3 ALFA shall not use or permit the use of the Trademark within the Territory on or in connection with any pharmaceutical product.

3.5 SALIX undertakes, during the term of this Agreement, not to sell or otherwise supply the Compound and/or the Products to any third party outside the Territory (save only for the supply of Compound to manufacturers of Products for sale within the Territory) and shall not knowingly, sell or otherwise supply the Compound and/or the Products to any third party within the Territory for the purpose of sale or supply to any third party outside the Territory. ALFA confirms and acknowledges that restrictions in substantially the form of this Article 3.5 have been and will be imposed upon third party licensees of Compound, Patent and/or Technology Rights in respect of territories outside the Territory when and where legally enforceable. For the proper protection of the rights granted to SALIX hereunder ALFA undertakes to use all reasonable endeavours to prevent any breach or continuation of any breach by any such licensee of such terms and ALFA confirms and acknowledges that it shall also be bound by such restrictions in respect of the exploitation of the Compound and/or the Products outside the Territory.

3.6 SALIX acknowledges that ALFA has represented to it that the Patents, the Compound, the Products, the Technology Rights, the Trademark and the relevant exploitation rights in the Territory are all the exclusive property of ALFA. SALIX acknowledges that save as expressly provided herein it shall acquire no right title or interest in any such proprietary rights of ALFA and that nothing contained herein shall be construed as granting SALIX any rights whatsoever in the Patents, the Compound, the Products, the Technology Rights, the Trademark and the relevant exploitation rights in connection with products other than the Products.

3.7 In order to protect the rights granted by ALFA to SALIX under the terms of this Agreement:-

     3.7.1 ALFA undertakes that it shall not without the prior consent of SALIX either directly or indirectly (through any third party or sublicensee) develop, manufacture or market within the Territory any pharmaceutical product containing the Compound as an active ingredient, such consent not to be unreasonably witheld or delayed where ALFA can show to SALIX that such development, marketing or manufacture would not adversely affect the exploitation by SALIX of its rights hereunder, and

     3.7.2 in the event of any development of any pharmaceutical product containing the Compound as an active ingredient, within the Territory (whether by ALFA or any licensee) the development thereof shall be effected in close consultation with SALIX and SALIX shall be kept fully informed and shall have the right to rescind any consent given under Article 3.7.1 in the event that in the course of such development it is shown that such development and/or subsequent marking is adversely affecting the exploitation by SALIX of its rights hereunder; and

     3.7.3 ALFA undertakes and warrants that any exploitation of any rights in the Compound within the Territory (whether by ALFA or any third party) will not adversely affect the exploitation by SALIX of its rights hereunder, in any material manner.

3.8 SALIX is aware that ALFA has developed formulations of the Compound which may find a use for the treatment of topical and vaginal infections and also in the veterinary area. SALIX accepts the fact that the activities which ALFA or its Licensees may undertake in such areas (save for activities in the case of veterinary formulations which fall within the definition of Product) are to be considered in connection with the provisions of Article 3.7, not in contrast with SALIX's interests and not adversely affecting the exploitation by SALIX of its rights in the Compound under the terms of this Agreement.

Article 4 - SUPPLY OF INFORMATION AND ASSISTANCE
------------------------------------------------

4.1 ALFA undertakes to supply to SALIX forthwith upon execution of this Agreement copies of all documentation constituting the Patents and the Technology Rights existing as at the date hereof and thereafter during the term of this Agreement to supply to SALIX all documentation in respect of any further or additional Patents or Technology Rights promptly upon the same becoming available to ALFA.

4.2 ALFA undertakes promptly to supply to SALIX during the twin of this Agreement such information and documentation in connection with and relating to the completion of the clinical development and applications for regulatory approvals for the Compound and/or Products in respect of other territories (whether prepared by ALFA or any licensee of ALFA and which are available to ALFA) as Salix may reasonably require in connection, with the clinical development and regulatory approvals required for the Products within the Territory or otherwise in connection with the performance by SALIX of its obligations under Article 7.

4.3 Each party undertakes throughout the term of this Agreement to supply free of charge to the other all such pharmaceutical pre-clinical and clinical data and information as may be developed or obtained by it or any sublicensee with respect to the Compound and/or Products and to permit the other party to use all such information in connection ,with the continued exploitation of the Products.

4.4 Representatives of either party may upon reasonable notice and at times reasonably acceptable to the other party visit any facilities where any pre clinical or clinical tests or trials are being carried out in respect of the Products and any facilities where the Compound or Products are being manufactured and shall be entitled to consult informally during any such visit or by telephone or facsimile communication with personnel at any such facilities Provided That SALIX shall inform ALFA of the substance and content of all such consultations and communications.

4.5 All documentation supplied to SALIX under the terms of this agreement necessary. to enable SALIX to fulfill its regulatory obligations hereunder or necessary to enable SALIX to exercise its right to manufacture under
     Article 9 of the Supply Agreement shall be supplied in the English Language and ALFA shall at its sole cost obtain translations of any such documentation for such purpose, save where SALIX shall notify ALFA in writing that a summary of the same in the English language will suffice..

Article 5 - SUPPLY OF COMPOUND
------------------------------

5. In order to safeguard the quality standards of the Compound and of the Products, it is understood that subject to the terms of me Supply Agreement ALFA will be the sole and exclusive supplier of the Compound to SALIX and SALIX undertakes to purchase the Compound exclusively from ALFA subject to the provisions contained in the Supply Agreement.

Article 6 - CONSIDERATION
-------------------------

6.1 In consideration of all the rights and licences granted hereunder SALIX agrees to pay ALFA the following amounts:

     6.1.1  [*]

     6.1.2  [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

            [*]

     6.1.3  [*]

     6.1.4  [*]

QUANTITY Of COMPOUND SOLD IN EACH CALENDAR YEAR        ROYALTY RATE, AS A %
                                                            OF NET SALES
[*]

6.2 In the event that SALIX is required to pay to any third party royalties calculated by reference to Products sold in respect of any technology of such third party incorporated in the Products there shall be deducted from the calculation of Net Sales (in connection with the calculation of royalties due hereunder) a sum equal to [*] in respect of the Products.

6.3 Within 60 days of the end of each calendar quarter after the date of Putting into Commerce (such quarters to end on the last days of March, June, September and December in each calendar year) SALIX shall submit to ALFA a written report setting out details of all Net Sales in such calendar quarter together with its calculation of such Net Sales) and with such statement SALIX shall pay to ALFA the sum due in respect of royalty on such Net Sales.

6.4 In the event that any payment due hereunder shall not be paid by the due date such payment shall from the due date until the date of payment bear interest at the rate of 4 % (four per-cent) above the official prime rate published by the Bank of America in the Territory.

6.5 Each of SALIX and ALFA shall use all reasonable endeavours to minimise any sum required to be deducted by way of withholding tax from any sums payable under this agreement to ALFA and shall use all reasonable endeavours to procure for ALFA the

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     benefit of any present or future treaty against double taxation in force between Italy ,and the Territory in respect of such sums payable and any tax so withheld. Provided That for the avoidance of doubt SALIX shall deduct any such withholding tax required to be deducted by it under any applicable law.

6.6 All payments to be made by SALIX to ALFA hereunder shall be made in US Dollars by SWIFT (international communications) wire transfer to such bank as ALFA shall designate in writing.

6.7 SALIX shall maintain during the term of this Agreement normal accounting books (in accordance with normal US accounting practice) containing accurate details of all sales of Products and of the calculation of Net Sales (in accordance with the definition thereof contained in Article 2) and the royalty due to ALFA hereunder. ALFA will have the right upon reasonable notice during normal working hours to cause qualified professional accountants of its choice to inspect the books and records and any other documentation and records maintained by SALIX relevant to the calculation of any royalty hereunder. The cost of the above accountants' inspections shall be borne by ALFA save only where any such inspection reveals a discrepancy in excess of 5% of royalties due and payable, in which event the costs shall be borne by SALIX Provided Always;

     6.7.1 that such inspection shall not take place more than once in each calendar year;

     6.7.2 that such inspection shall only be in respect of records and accounts for the period of three years preceding the date of such inspection and SALIX shall not be required to retain records for any period exceeding three years

6.8 For the avoidance of doubt, sales of Products made by SALIX to an Affiliate or any sub-licensee or distributor for the purpose of resale to non-Affiliated parties shall be specifically excluded from Net Sales calculations for royalty determinations.

6.9 Save as expressly stated in this Agreement, SALIX shall not be entitled in any circumstances to withhold any money due to ALFA under the terms of this Agreement in respect of any possible (justified or unjustified) claims against ALFA, related to this Agreement or to the Supply Agreement.

Article 7 - DEVELOPMENT,  REGULATORY APPROVALS AND MARKETING
------------------------------------------------------------

7.1 SALIX shall use all reasonable endeavours to develop at least [*] indications for the Products. It is acknowledged that it is the present intention of SALIX to first develop a Product as a treatment for antibiotic associated colitis as per the Development Plan contained in Part 3 of the Schedule. The [*] indications will be identified within the first [*] the date hereof. The development of these latter indications shall not start later than [*] from the date hereof.

7.2 SALIX shall perform and complete (or procure the performance or completion on its behalf) diligently and expeditiously at its sole expense and direction (except as

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     hereinafter set forth) all work studies and formalities necessary to complete all Phase II and III clinical requirements for the initial indication and pre-clinical and clinical requirements, as appropriate, for additional indications for the Products within the Territory, shall file the NDA and shall obtain (in its own name or that of its nominee(s)) the permits, approvals, (including NDA approval(s)) and any other authorizations necessary to market the Products in the Territory.

7.3 SALIX shall provide ALFA with semiannual reports describing in reasonable detail its progress in all the above activities, until the Putting into Commerce.

7.4 ALFA undertakes to perform and complete diligently and expeditiously the studies listed in Part 4 of the Schedule at its sole responsibility for covering all cost and expense. All such studies shall be conducted and completed in such manner and to such standard (including without limitation, US Good Laboratory Practice and Good Clinical Practice) as may be required for the use of such study results and documentation in connection with any regulatory approvals required for the Products within the Territory and to supply SALIX with full details and information concerning the same under the provisions of Article 4.

7.5 Each of ALFA and SALIX undertakes to cooperate and liaise with the other party in such manner as may reasonably be required in connection with the timing and conduct of trials in order to prevent any avoidable delays and to ensure the commitment of each party as may be appropriate under the terms of this Agreement.

7.6 ALFA shall use its best efforts to supply, or arrange for others to supply, all such quantities of the Compound and/or Products as may reasonably be required by SALIX for all required preclinical tests, stability and human clinical trials and for samples or placebos for clinical trials such quantities to be supplied at ALFA's expense free of charge to SALIX (Provided Always that in this Article 7.6 "Products" shall mean bulk (tablets) for the active drug and for the placebo).

7.7 ALFA undertakes to supply to SALIX copies of all preclinical or clinical reports and protocols relating to the Compound and/or the Products obtained or prepared by ALFA or any licensee of ALFA of the Compound in any territory. The parties shall use their best efforts in order that all preclinical and clinical studies are obtained and produced in accordance with US Good Laboratory Practice and Good Clinical Practice standards and comply in all material respects with the requirements of the FDA in respect of reports and protocols filed in support of or otherwise in connection with any NDA.

7.8 Immediately after the signature hereof, ALFA and SALIX will establish a "Product Development Committee" consisting of three representatives from each of the parties. It is acknowledged that the Product Development Committee as at the date hereof will be constituted by;

     ALFA;     Dr Ernesto Palazzini
               Dr MS.  Miriam Barbanti
               and one other to be appointed

     SALIX;    Alexander McMahon
               Margie Nemcik-Cruz
               Dr Lorin Johnson

     The primary aim of the Product Development Committee will be the discussion and the recommendation of indications which SALIX shall develop; it shall also discuss and suggest to the parties any additional form of cooperation, under Article 7.8 below. The Product Development Committee shall endeavour to meet at least two times in each year, at locations alternating between California and Italy. Each party shall bear the costs and expenses incurred by its own representatives in connection with the Product Development Committee and attending any meetings. Notwithstanding the foregoing it is acknowledged and confirmed that in its role of developer and marketer SALIX will retain the final decision to determine all aspects of the development and commercialization of the Products in the Territory, in its sole discretion, acting in the best interest of the Products in the Territory.

7.9 SALIX will be responsible in its sole discretion for determining which indication(s) of the Products, within the treatment of gastrointestinal and respiratory tract diseases and conditions, to develop, taking into consideration the recommendations of the Product Development Committee (subject always to the final decision of SALIX under Article 7.8), and for designing all related clinical protocols, conducting clinical studies, preparing, filing for and obtaining regulatory approvals required to market, and commence commercial sales for such indication(s) in the Territory. SALIX undertakes to market the Products in compliance with all such regulatory approvals obtained.

7.10 In addition to the exchange of information and obligations in respect thereof contained in this Agreement and without limiting and or affecting in any way the generality of such provisions, the parties agree that they are prepared to negotiate specific forms of cooperation for carrying out additional studies and/or tests, and for exchanging respective proprietary information in addition to what is already subject to the provisions hereof, for the most efficient preparation of pre-clinical and clinical regulatory packages; the parties shall then agree on law and in what portion they will share the related costs; the parties shall furthermore from time to time exchange marketing information for the purpose of homogenizing worldwide strategies and marketing policies.

7.11 SALIX shall notify ALFA of any material step which has been undertaken with the purpose to have the Products approved and shall promptly send to ALFA by courier or by similar means copies of the following documentation;

          IND annual reports
          Final reports of all clinical studies undertaken the NDA

     ALFA shall be allowed to use and to make available such documentation to its

     Licensees free of charge.

     SALIX acknowledges that it shall not in the Territory or elsewhere publish any data or information concerning the Products or any clinical trials of the Products without the prior consent in writing of ALFA such consent to be provided within a maximum period of 60 days and not to be unreasonably withheld or delayed.

7.12 In the event that SALIX abandons development of the Compound and/or Products for any indication (after commencing development in respect of such indication) in a defined part of the Territory and does not recommence such development within 90 days of any notice in writing served on it by ALFA Licence granted hereunder in connection with the Patents and the Technology Rights relating solely to such indication shall be deemed (upon the expiry of such 90 day period) to have terminated in respect of such specified indication only and all rights in such indication shall revert to ALFA and SALIX shall deliver to ALFA all information within its possession relating to such indication Provided Always that ALFA undertakes that it shall not either directly or indirectly (through any third party or sub licensee) market within the Territory any Product for any such indication without the prior consent of SALIX such consent not to be unreasonably withheld where ALFA can show that such marketing would not adversely affect the exploitation by SALIX of its rights hereunder. For the avoidance of doubt the provisions of this Article 7.12 shall not affect in any manner the obligations of SALIX under Article 6.

7.13 The parties further undertake to maintain throughout the terms of this Agreement a system (and obligations as required) concerning the prompt reporting of all and any adverse events relating to the Compound and/or the Products and the prompt supply to the other party of any information concerning any such adverse event, in such manner as may required by the FDA and European Union authorities..

Article 8 - MARKETING
---------------------

8.1 SALIX shall use all reasonable endeavours to introduce, promote and maximize the sales of the Products throughout the Territory; SALIX shall carry out such activities under the Trademark and in accordance with the usual practice in the pharmaceutical field of the Territory .

8.2 SALIX and ALFA shall consult and exchange information concerning marketing strategies and market information within the Territory and elsewhere in respect of any territory in which the Products may be marketed to endeavour to produce homogeneity in the marketing of the Products worldwide. The parties will exchange marketing information; for this purpose each party shall provide to the other samples of all promotional literature, pamphlets, booklets, and advertising material for the Products and all data which support promotional claims for them. ALFA and/or ALFA'S licensees, at their own cost, may translate and reproduce such promotional materials or publications and distribute them, at their sole discretion, in the course of its promotional and marketing activities Provided Always that SALIX shall not be liable in any manner whatsoever in respect of any such translations or reproductions and shall be indemnified and held harmless against any loss or claim arising in connection with the same. SALIX may at its own cost translate and reproduce any such promotional materials or publications and distribute them in the course of its promotional and marketing activities Provided Always that ALFA shall not be liable in any manner whatsoever in respect of any such translations or reproductions and shall be indemnified and held harmless against any loss or claim arising in connection with the same.

8.3 SALIX undertakes to print on the packaging of and on all promotional and advertising material relating to the Products the words "Licensed by Wassermann S.p.A" or similar language to the extent permitted under any applicable law and ALFA licenses SALIX to use is corporate name in such form for such purpose.

8.4 Putting into Commerce of the Products shall be effected by SALIX in any country in the Territory within and not later than six (6) months from the date of the obtaining of the NDA and/or of the regulatory approvals to market the Products in such country within the Territory (including if applicable all pricing and reimbursement approvals), unless postponements of said deadline be agreed upon in writing by the parties Provided Always that SALIX shall not be in breach of its obligations under this Article in the event that any failure to meet such deadlines shall be caused by any failure by ALFA to Supply Compound in accordance with the provisions of the Supply Agreement. SALIX shall promptly notify ALFA in writing of the date of the Putting into Commerce in the Territory.

Article 9 - COMMENCEMENT AND DURATION
-------------------------------------

9.1 This Agreement shall come into force and effect from the last date of execution of these presents and shall continue thereafter unless and until terminated in accordance with the provisions set out below.

9.2 The obligations of SALIX to pay royalties in respect of Products under the provisions of Article 6 shall commence upon Putting into Commerce of such Products and shall continue until whichever shall be the later of.-

          9.2.1 the expiry of the period in which the manufacture, use or sale of the Products by any unlicensed third party would constitute an infringement of any Valid Claim within the Patents; and

          9.2.2 the expiry of a period of ten years from the date of Putting into Commerce of the first Product

For the avoidance of doubt this Agreement shall continue thereafter in accordance with its terms and the licences granted under Article 3.1 shall continue thereafter as irrevocable royalty free paid up licences (with the right to sublicence), and save only as expressly provided under Article 10.3 in respect of the Trademark thereafter.

ARTICLE 10 - TRADEMARK
----------------------

10.1 As soon as possible after execution of this Agreement the parties will select and agree the most suitable trademark for the Products (the Trademark) to be used by SALIX hereunder in the Territory. Forthwith upon agreement of the Trademark ALFA undertakes to take all such steps as may be required at its own expense to obtain registration of the Trademark throughout the Territory for use of the Trademark on the Products and thereafter to maintain and renew such registration(s) as required throughout the period in which SALIX shall be exploiting the Products.

10.2 ALFA hereby grants SALIX to exclusive licence to use the Trademark to identify the Products to be manufactured, promoted and sold in the Territory hereunder. The parties agree and undertake to execute such Trademark User Agreements as may be required to note and register the Licence granted under this Agreement in respect of the Trademark within the Territory.

10.3 It is understood that the Trademark Licence granted to SALIX hereunder does not involve the acquiring of ownership of the Trademark on the part of SALIX; upon expiry of the obligation to pay royalties under the terms of Article 9.2 SALIX shall thereafter retain an exclusive licence of the Trademark in respect of the continued sale and exploitation of the Products. If so required by SALIX ALFA shall execute a separate Trademark Licence in respect of the Trademark in favour of SALIX permitting the continued use of the Trademark on the Products, such licence to be irrevocable provided that SALIX shall pay royalties on the continued use of the Trademark thereafter at the rate of [*] of Net Sales. In the event that SALIX notifies ALFA in writing at any time thereafter that it wishes to terminate such Trademark Licence SALIX acknowledges that it shall have no continuing right to use the Trademark Provided Always that ALFA under takes not thereafter (either directly or indirectly) to use the Trademark within the Territory upon any products competitive in any material respect with the Products.

1O.4 In the event the parties shall agree and select as the Trademark any trademark already in the possession of SALIX as at the date hereof, SALIX shall transfer said trademark to ALFA within and not later than three (3) months after the date of agreement of the Trademark and such trademark shall fall within the definition of "Trademark" for all purposes hereunder. In such circumstances SALIX shall take all such steps as may reasonably be required to vest ownership of such trademark in ALFA

Article 11 - INDUSTRIAL PROPERTY RIGHTS
---------------------------------------

11.1 In the event that SALIX shall become aware of any infringement or violation of the rights of ALFA in the Patents or the Technology Rights by any third party within the Territory it shall forthwith notify ALFA. SALIX undertakes to use all reasonable endeavours to prevent any such infringement or violation.

11.2 ALFA, undertakes promptly and at its sole expense, either directly or indirectly through a duly authorized agent, to take all such steps as may reasonably be required

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          to prevent any violation or infringement of any of the Patents or the Technology Rights or the Trademark within the Territory and to procure that any such infringement or violation is discontinued . SALIX shall provide to ALFA such assistance as it may reasonably requite in connection therewith provided always that ALFA shall reimburse to Salix all reasonable costs incurred by SALIX in providing such assistance or otherwise in the performance of its obligations under
          Article II 1.1. In the event that ALFA shall fail to take such steps SALIX shall be entitled to take such steps in its own name or in be name of ALFA as it considers appropriate to prevent any such Infringement or violation or otherwise as it may consider appropriate to protect the market for the Products within the Territory provided always that SALIX shall be entitled to deduct from royalties due to ALFA hereunder all costs, charges, expenses and damages suffered or incurred by it.

11.3      In the event that the exercise by SALIX of the rights granted under
          Article 3.1 shall infringe the rights of any third party or in the event that any allegation is made in respect of any such infringement ALFA shall take all such steps and action at its sole cost and expense to defend or otherwise settle any such claim and to procure for SALIX the right to continue to exercise the exclusive and other rights granted hereunder and shall indemnify and hold harmless SALIX against all costs expenses claims losses or damages suffered or incurred in connection with any such claim or allegation.

Article 12 - DEVELOPMENTS
--------------------------

12.1 In the event that SALIX shall discover or identify any new uses or applications outside the field of gastrointestinal and respiratory tract diseases and conditions for the Compound or any pharmaceutical product which may use the Compound or otherwise any new indications for the Products or the Compound outside the field of gastro intestinal and respiratory tract diseases and conditions (an "Invention") it shall notify ALFA in writing of be same and shall use all reasonable endeavours to procure that the same shall remain strictly confidential and shall not be disclosed to any third party during a period of 180 days from the date of notification or if earlier until ALFA and SALIX shall have agreed the manner in which the same may be exploited. Thereafter it shall only be disclosed either upon terms agreed between the parties or by SALIX in such manner as it considers appropriate. The parties shall negotiate in good faith terms relating to the protection and exploitation of any such Invention Provided Always that

          12.1.1 SALIX shall have the right to exploit any Invention throughout the Territory free of any further or additional payment to ALFA.

          12.1.2 ALFA shall have the right to exploit any such invention in all other parts of the world and to sublicense any such rights, subject to the negotiation in good of faith such payments (including royalties) as may be reasonable and appropriate to compensate SALIX for its rights in any such Invention

          12.1.3 Any patent rights applied for in respect of any such Invention shall be applied for in the sole name of SALIX

12.2 In the event that ALFA (or any licensee of ALFA) shall discover or identify any new uses or applications for the Compound or any pharmaceutical product which may use the Compound or otherwise any new indications for the Products or the Compound (an "ALFA invention") within or relating to the field of gastro intestinal or respiratory tract diseases or conditions ALFA shall notify SALIX in writing of the same and SALIX is hereby granted an option to obtain an exclusive licence in respect of all rights existing in any ALFA Invention to exploit the same within the Territory the terms of such licence to be negotiated in good faith between the parties.

12.3 ALFA hereby grants SALIX a first option to enter into good faith negotiations concerning the grant to SALIX of a licence to exploit within the Territory any future compounds and/or pharmaceutical products developed or identified by ALFA of potential application within the field of gastro intestinal and respiratory tract diseases and conditions.

Article 13 - CONFIDENTIALITY UNDERTAKING
----------------------------------------

13.1 During the term of this Agreement and for a period of ten (10) years after the expiry of the obligation to pay royalties, SALIX shall keep secret and confidential and shall use all reasonable endeavours, to procure that the same is kept confidential all technical and scientific data, information and know-how and documentation disclosed to it by ALFA under the terms of this Agreement and shall not disclose the same to any third party save only as may be required in connection with the performance of its obligations hereunder or in connection with any sublicence granted or to any potential investor in SALIX.

13.2 During the term of this Agreement and for a period of ten (10) years after the expiry of the obligation to pay royalties. ALFA shall keep secret and confidential and shall use all reasonable endeavours to procure that the same is kept confidential all technical and scientific data, information and know-how and documentation disclosed by it to SALIX under the terms of this Agreement together with all information developed by it from any such information or documentation and all information data and documentation supplied to it by SALIX in connection with this Agreement and shall not disclose the same to any third party save only as may be required in connection with the performance of its obligations or otherwise to any other licensee of the rights hereunder in respect of any territory outside the Territory Provided such Licensees agree to be bound by the same obligations of confidentiality accepted by ALFA in this Article 13.

13.3 The obligations contained in Articles 13.1 and 13.2 shall not apply to any part of such data information or documentation which

          13.3.1 shall otherwise than by reason of the default of the recipient after the date hereof enter the public domain;

          13.3.2 the recipient can show was in its possession free of any obligation of confidentiality prior to the date of receipt in connection with this Agreement

          13.3.3 the recipient is obliged by or statutory or regulatory authority to disclose

Article 14 - PRODUCT LIABILITY - INDEMNIFICATION
------------------------------------------------

14.1 ALFA shall be solely liable for all costs claims damages and expenses arising out of the use of the Compound in the Product and the exploitation of the Product Within the Territory where any such costs claims damages and expenses are suffered or incurred by any third party or by SALIX by reason of;

          14.1.1 any default by ALFA of its obligations under this Agreement or under the Supply Agreement;

          14.1.2 any negligent act or omission of ALFA in connection with the performance of its obligations under this Agreement or the Supply Agreement

          14.1.3 any inherent defect in the Compound as determined by the Specifications (as defined in the Supply Agreement);

          and ALFA shall idemnify, and hold SALIX harmless against all and any such costs claims damages and expenses and shall effect and maintain adequate and appropriate insurance cover in respect of all such risks and shall if and when required by SALIX produce to SALIX evidence of such insurance cover .

14.2 Save as expressly provided in Article 14.1 SALIX shall be solely liable to third parties and shall hold ALFA harmless from all actions for compensation by third parties for any damages whatsoever, either direct or indirect or consequential, deriving from the Products manufactured and sold by SALIX or from the studies made by SALIX under the terms of this Agreement and undertakes to effect and maintain appropriate and adequate insurance cover against any such liability and shall if and when required by ALFA produce to ALFA evidence of such insurance cover.

14.3 In the event of any claim, action or proceeding for which a person is entitled to indemnity hereunder, the person seeking indemnity ("Claimant") shall promptly notify the relevant party ("Indemnitor") of such matter in writing. Indemnitor shall then promptly assume responsibility for and shall have full control of such matter, including settlement negotiations and any legal proceedings and Claimant shall fully cooperate in Indemnitor' s handling and defence thereof. Provided Always that Indemnitor shall keep Claimant fully informed of the progress and conduct of any such negotiations or legal proceedings and shall not in any settlement defence of the same make any admission or otherwise act in such manner as may prejudice the continuing business or reputation of Claimant without the prior consent in writing of Claimant (such consent not to be unreasonably withheld or delayed).

14.4 Notwithstanding any provision of this Agreement which might otherwise be to the contrary, neither party shall under any circumstances be liable to the other for any indirect loss, lost profits, economic loss or other consequential damages and in the event of any breach by either party of the teens of this Agreement or otherwise in the event of the negligence of either party the damages recoverable shall be limited to such damages as may be suffered as a direct consequence of any such breach of negligence Provided Always that such limitation shall not apply to the indemnity provisions contained in Articles 14.1 and 14.2 and any such indemnity shall extend to the full amount of any sums paid by the Claimant to any third party in connection with such matters (whether or not such sums paid to the third party include consequential or indirect loss).

14.5      Each party undertakes to notify the other: -

          14.5.1 forthwith in the event that it becomes aware of any serious or previously unknown adverse reaction or contra indications to the Compound and/or the Products in any part of the Territory or elsewhere; and

          14.5.2 within three months, on a quarterly basis, of other adverse reactions or contra indications to the Compound and/or the Product (other than those specified in Article 14.5. 1) in any part of the Territory or elsewhere.

Article 15 - NON COMPETITION
----------------------------

15.1 SALIX undertakes that it shall not for a period of 5 (five) years from the first date of Putting into Commerce of any Product promote, distribute or otherwise sell, directly or indirectly, any antibiotic products in the Territory competitive in any material respect with the Products developed and sold by SALIX hereunder.

15.2 ALFA undertakes that it shall not for a period of 10 (ten) years from the date hereof be involved directly or indirectly in the promotion, distribution or sale of any antibiotic products within the Territory competitive in any material respect with the Products to be developed and sold by SALIX hereunder.

15.3 ALFA undertakes that during the period in which royalties may be due hereunder it shall use all reasonable endeavours to procure that any product incorporating the Compound sold and exploited in the Territory shall be sold and exploited in such manner as shall not prejudice or otherwise affect in any material manner the ability of SALIX to exploit the rights granted hereunder in the best commercial interests of SALIX.

Article 16 - FORCE MAJEURE
---------------------------

Neither party shall be liable in any manner in respect of any breach by such party of its bligations hereunder (other than any breach of any obligation to make payment on the due date) where such breach raises from any circumstance outside such party's reasonable control. Amongst said circumstances are included, by way of example only and not implying any limitation, fires, floods, earthquakes, accidents, explosions, quarantine restrictions, strikes, labour shortages, shortages of raw materials for the manufacturing of Products and acts of any public authority, including foreign ones.

Article 17 - TERMINATION OF THE AGREEMENT
------------------------------------------

17.1 Either party may terminate this Agreement following the material breach of any material provision hereof if the party in breach shall have failed to remedy such breach within sixty days of receipt of written notice from the other party specifying such breach and requesting remedy.

17.2 ALFA shall have the right to terminate this Agreement, by sending SALIX by registered airmail return (receipt requested) a three (3) months advance notice in writing

          17.2.1 should SALIX fail to use its best efforts to develop the Products for the [*] indications selected under Article 7.1 in particular SALIX shall use its best efforts to file the IND for the first indication in the US within six (6) months from the date of execution of this Agreement and the NDA within twenty-four (24) months from the filing of the IND.

          17.2.2 should SALIX fail to effect the Putting into Commerce within the six (6) months term provided for in Article 8.4 above subject to the proviso in Article 8.4; or

          17.2.3 should SALIX fail to sell the Products for a period of at least six (6) consecutive months after the Putting into Commerce of the Products, save where such failure is due:

                   (a) in whole or in part to any failure of ALFA to perform its obligations under this Agreement or the Supply Agreement; or

                   (b) the discontinuance or suspension of sales by reason of any government regulations relating to the Products or otherwise by any delays or restrictions caused or imposed by government or by reason of any concern relating to safety, efficacy or quality of the Products.

                   (c) SALIX being affected by force majeure circumstances (that is, circumstances outside its reasonable control).

          17.2.4 should SALIX become the subject of proceedings involving bankruptcy, receivership, administration, insolvency, moratorium of payment, reorganization or liquidation, or make any assignation for the benefit of the creditors or any equivalent measures in any relevant jurisdiction;

          Provided Always that such notice shall not be effective in the event that SALIX shall during such three month period remedy any breach or failure specified above such that the circumstances giving rise to any such notice shall no longer apply. In the event of

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          termination by ALFA under the provisions of this Article such termination shall be ALFA's sole remedy in respect of any such failure or otherwise any alleged breach by SALIX.

17.3 SALIX shall have the right to terminate this Agreement in whole or in part, in respect of any indication or any part of the Territory by giving ninety (90) days' notice in writing to ALFA whereupon the rights of SALIX under this Agreement to exploit such indication or exploit Product in such part of the Territory shall cease.

Article 18 - PERIOD SUBSEQUENT TO THE TERMINATION OF THE AGREEMENT
------------------------------------------------------------------

18.1 Upon the termination or expiration of this Agreement by reason of service of notice under Article 17.1 or 17.2 (and not otherwise);

          18.1.1 SALIX shall cease any activity and any use of material consequent to or connected with this Agreement and shall return to ALFA, at its own expense and within one (1) month from the effective date of termination, all the Technology Rights supplied to it by ALFA hereunder, as well as any and all documents and materials referring to it, and shall (save only as specified below) cease any and all use of be Technology Rights and of the Trademark for any purpose whatsoever; and

          18.1.2   ALFA may at its sole discretion require SALIX to:

                   (a) transfer to ALFA or to a company named by ALFA the IND, the NDA, the PLA and/or other regulatory approvals for the Product Provided That upon any such transfer SALIX shall be entitled to reimbursement of all provable government fees incurred by SALIX in connection with the NDA and/or other regulatory approvals or the applications therefor;

                   (b) transfer to ALFA or a company named by ALFA, at cost, all unsold quantities of the Products Provided Always that SALIX shall have the right to continue its selling activities in order to dispose of said Products (and in such a case SALIX shall continue to pay the royalties due in respect thereof);

                   (c) accept delivery of any quantities of Compound ordered from ALFA prior to the date of termination under the terms of the Supply Agreement.

Article 19 - ASSIGNATION
------------------------

19.1 ALFA shall have the right to assign this Agreement, in whole but not in part, to any Affiliate of its choice to whom the Patents and Technology Rights may have been transferred and SALIX hereby acknowledges and accepts any such assignation but

          ALFA shall not otherwise assign or purport to assign this Agreement (in whole or in part) without the prior consent in writing of SALIX such consent not to be unreasonably withheld or delayed.

19.2 SALIX shall have the right to assign this Agreement, in whole but not in part, to any Affiliate of its choice and ALFA hereby acknowledges and accepts any such assignation but SALIX shall not otherwise assign or purport to assign this Agreement (in whole or in part) without the prior consent in writing of ALFA such consent not to be unreasonably withheld or delayed.

19.3 This Agreement shall be binding upon the successors and assignees, (and any subsequent assignee) of each of the parties.

Article 20 - ENTIRE AGREEMENT AND MODIFICATION
----------------------------------------------

20.1 This Agreement together with the Supply Agreement constitutes the final and complete understanding existing between ALFA and SALIX relating to the subject matter hereof The terms of this Agreement cannot be substituted, superseded, waived or modified in any manner except by written agreement executed for and on behalf of each of ALFA and SALIX.

20.2 This Agreement supersedes the letter of intent dated February 2, 1995. This Agreement supersedes the Nondisclosure Agreement dated Number 11, 1991 between SALIX and ALFA provided that such agreement shall continue in accordance with its terms in respect of any breach by either party of the terms thereof occurring prior to the date hereof.

Article 21 - LANGUAGE AND GOVERNING LAW
---------------------------------------

21.1 This Agreement is written and executed in two originals in the English language.

21.2 This Agreement shall be governed by and construed in accordance with the laws of Scotland, without giving effect to any conflict of laws principles or rules. All communications notices and proceedings required to be given hereunder shall be in the English Language.


Article 22-WAIVER
-----------------

No waiver of any default by either party shall be deemed to constitute a waiver of any subsequent default with respect to the same or any other provision hereof. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.

Article 23 - NOTICES
--------------------

Except as otherwise herein provided, all notices to be served or notified to the parties hereunder shall be mailed by registered airmail return receipt requested to their respective addresses listed below or to any other address subsequently communicated in writing, and shall be deemed to have been given seven working days after the date of mailing.

          Party                          By Mail
          -----                          -------

          to SALIX                       SALIX HOLDINGS Ltd
                                         3600 W. Bayshore Road,
                                         Suite 205, Palo Alto,
                                         California 94303

          to ALFA:                       ALFA WASSERMAN S.p.A
                                         Attn. Mr. Andrea Golinelli
                                         --------------------------
                                         Via Ragazzi del '99 no 5
                                         40133 Bologna, Italy

Article 24 - LITIGATION
-----------------------

The parties hereby agree that any legal action or proceeding arising out of or in connection with this Agreement shall be brought in the Scottish Courts and the parties hereby prorogate the non-exclusive jurisdiction of the Court of Session, Edinburgh. IN WITNESS WHEREOF, these presents consisting of this and the twenty one preceding pages together with the Schedule hereto, are executed as follows:-.

For and on behalf of
ALFA WASSERMANN S.p.A
at MILANO
on the 24 day of June 1996
By /s/ signature unreadable
   ---------------------------
                        Director
in the presence of
/s/ Alberto Sacconi
-------------------------------
ALBERTO SACCONI           Name of Witness
-------------------------
c/o ALFA WASSERMANN      Address of Witness
-------------------------
MILANO
-------------------------


For and on behalf of
SALIX PHARMACEUTICALS, INC.
at Palo Alto
on the  24 day of June 1996
By /s/ Randy Hamilton
   ------------------------
                      Director

in the presence of
/s/ ALEXANDER T. McMAHON
------------------------

ALEXANDER T. McMAHON      Name of Witness
------------------------

c/o SALIX PHARMACEUTICALS Address of Witness
------------------------
Palo Alto, CA
------------------------

This is the Schedule referred to in the foregoing Licence Agreement between Alfa Wassermann S.p.A and Salix Pharmaceuticals, Inc., dated June 24, 1996


                                   SCHEDULE
                                   --------
                                    PART 1




PATENTS
--------------------------------------------------------------------------------

Case    Filing date  Filing no.  Granting date No. of       the Expiry date
                                               granted patent

S34     05/11/1981   262,123     07/27/1982    4,341,785    05/11/2001
S50     04/26/1985   727,521     12/10/1985    4,557,866    04/26/2005
S73     06/28/1993   083,453     10/04/1994    5,352,679    06/28/2013

Case S 34 (product patent): Imidazo-rifamycin derivatives with antibacterial utility

Case S 50 (processing patent): Process for the synthesis of pyrido-imidazo rifamycins

Case S 73 (patent for therapeutical use) : Use of rifaximin and pharmaceutical formulations containing it in the treatment of gastric dyspepsia caused by helicobacter pylori.

All as filed for the Territory.
------------------------------

                                    PART 2

                            COMPOUND SPECIFICATION


[*]


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    PART 3
                            SALIX DEVELOPMENT PLAN
                            ----------------------


--------------------------------------------------------------------------------
                                  ACTIVITIES
--------------------------------------------------------------------------------


A.        ANIMAL PHARMACOLOGY

Al        Treatment of clindamycin-induced colitis with rifaximin in hamsters

B         HUMAN PHARMACOKINETICS

B1 Absorption/excretion in patients with C difficile colitis (assay of samples taken from phase III efficacy studies)

C         CLINICAL EFFICACY

C1 Two phase III pivotal efficacy studies in patients with antibioticassociated colitis (to include evaluation of dose-response)

                                    PART 4


                             ALFA DEVELOPMENT PLAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                  ACTIVITIES
-------------------------------------------------------------------------------

A.        TOXICOLOGY

A.1 Validation chemistry pre-study stability and homogeneity of suspension.
A.2 Analytical method development LC-MS/N4S (rat/dog/rabbit/human) (including validation)
A.3       4 week preliminary toxicity rat
A.4       26 week toxicity rat
A.5       4 week preliminary toxicity dog (including supporting toxicokinetics)
A.6       52 week toxicity dog (including supporting toxicokinetics)
A.7       Formulation chemistry rabbit (repro)
A.8       Pregnant preliminary rabbit
A.9       Teratology rabbit (ICH 413) (including supporting toxicokinetics)
A.10      Formulation chemistry rat (repro)
A.11      Fertility rat (ICH 411)
A.12      pre- and post natal rat (ICH 412)
A.13      Teratology rat (ICH 413) (including supporting toxicokinetics)
A.14      Acute studies in two rodent species (mouse, rat)

B         ADME (dog-rat)

B.1       Preparation of 14C-Rifaxmin
B.2       Absorption excretion (AE) 14C-R, in dog after single administration
B.3 Absorption distribution excretion (ADE) 14C-R in rat after single administration
B.4       ADME alter multiple doses in rat or dog (if required)
B.5       Identification of metabolites (if required)

C         SAFETY (general) PHARMACOLOGY STUDIES

C.1       General signs and behavior
C.2       Central nervous system
C.3       Respiration and cardiovascular system
C.4       Autonomic nervous system and smooth muscle
C.5       Skeletal muscle
C.6       Gastrointestinal system
C.7       Water and electrolyte excretion
C.8       Drug interaction studies.

D         MICROBIOLOGY

D.1       R on C Difficile vs Vancomicin and Metronidazole
D.2       R induction of resistance in NH4 pr.b.vs Neomycin

E         CLINICAL DEVELOPMENT

E.1       Single ascending dose in healthy volunteers
E.2 Single dose radiolabelled study in healthy volunteers (including determination of metabolites, as necessary)
E.3       Multiple dose in healthy volunteers (if required)
E.4       Absorption study in patients with ulcerative colitis.